Exhibit 99.1

La-Z-Boy Incorporated Board of Directors Elects Melinda Whittington as Chair, Michael Lawton as Lead Director

MONROE, Mich., December 16, 2024 – La-Z-Boy Incorporated (NYSE:LZB) is pleased to announce that its Board of Directors has approved, effective December 11, 2024, the following changes as part of the Board’s periodic evaluation of its leadership structure:

•Melinda Whittington, La-Z-Boy Incorporated President and Chief Executive Officer and a member of its Board, has been elected to serve additionally as Chair of the Board.
•Michael Lawton, who has served as Chair of the Board since May 2022, will return to his previous position of independent Lead Director.

“Melinda is an exceptional and highly respected leader, and the Board believes that her decisive leadership will continue to drive long-term, sustainable value for all stakeholders. I look forward to continuing to work closely with her in her elevated leadership role,” Michael Lawton commented.

“I have confidence that Melinda’s strategic vision and insistence on operational excellence, combined with Mike’s thoughtful and experienced leadership, position our Board to provide ongoing, effective support and oversight,” said Janet Kerr, Chair of the Nominating and Governance Committee.

Whittington has served as the company’s President and Chief Executive Officer and a member of its Board of Directors since 2021. She joined La-Z-Boy Incorporated as Senior Vice President and Chief Financial Officer, a role she held for three years prior to her appointment as CEO. Previously, Whittington was the Chief Financial Officer of Allscripts Healthcare Solutions, as well as the Senior Vice President, Corporate Controller and Chief Accounting Officer for Kraft Foods Group, Inc. (now The Kraft Heinz Company). Earlier in her career she spent 20 years with The Procter and Gamble Company in finance roles of increasing responsibility. Whittington also currently serves on the Board of Directors of Best Buy Co., Inc.

Lawton, who has been a director since 2013, has served as the company’s non-executive Chair of the Board since 2022. Prior to becoming Chair, he was the independent Lead Director beginning in 2021. Mr. Lawton retired from Domino’s Pizza, Inc., where he was Executive Vice President and Chief Financial Officer and previously held various management roles, including interim Chief Information Officer and Executive Vice President of International. Before this, Lawton was Senior Vice President and Chief Operating Officer of Gerber Products Company, now a subsidiary of Nestle S.A. He also serves currently on the Board of Directors and as the Chair of the Audit Committee for Universal Corporation.

Media Contact:

Cara Klaer, Corporate Communications: (734) 598-0652 Cara.Klaer@la-z-boy.com

Mark Becks, Investor Relations: (734) 457-9538 Mark.Becks@la-z-boy.com

About La-Z-Boy Incorporated:

La-Z-Boy Incorporated brings the transformational power of comfort to people, homes, and communities around the world - a mission that began when its founders invented the iconic recliner in 1927. Today, the company operates as a vertically integrated furniture retailer and manufacturer, committed to uncompromising quality and compassion for its consumers.

The Retail segment consists of 193 company-owned La-Z-Boy Furniture Galleries® stores, and is part of a broader network of over 350 La-Z-Boy Furniture Galleries® that, with La-Z-Boy.com, serve customers nationwide. Joybird®, an e-commerce retailer and manufacturer of modern upholstered furniture, has 12 stores in the U.S. In the Wholesale segment, La-Z-Boy manufactures comfortable, custom furniture for its Furniture Galleries® and a variety of retail channels, England Furniture Co. offers custom upholstered furniture, and casegoods brands Kincaid®, American Drew®, and Hammary® provide pieces that make every room feel like home. To learn more, please visit: https://www.la-z-boy.com/.

Cautionary Note Regarding Forward-Looking Statements:

This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, and our business and industry.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our Fiscal 2024 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.